EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of our report dated November 15, 2006, relating to the consolidated financial statements of CNS Response Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus of CNS Response, Inc. for the registration of 9,983,138 shares of its common stock.




/s/ CACCIAMATTA ACCOUNTANCY CORPORATION
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Cacciamatta Accountancy Corporation
Irvine, California
May 21, 2007